                      SURGE COMPONENTS, INC. AND SUBSIDIARY

                                  EXHIBIT 11.2

                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                          Six Months Ended                           Three Months Ended
                                                               May 31,                                     May 31,
                                                    2000                  1999                    2000                1999
                                                 -----------           -----------            -----------           -----------
Basic earnings:

Net income                                       $ 1,277,455           $  (163,317)           $   458,371           $   (64,698)

Shares:
    Weighted common shares outstanding             4,931,374             4,857,084              4,973,747             4,858,958
    Convertible notes                                   --                    --                     --                    --
    Employees stock options                             --                    --                     --                    --
                                                 -----------           -----------            -----------           -----------

Total weighted shares outstanding                  4,931,374             4,857,084              4,973,747             4,858,958
                                                 -----------           -----------            -----------           -----------

Basic earnings per common share                  $       .26           $      (.03)           $       .09           $      (.01)
                                                 ===========           ===========            ===========           ===========

Diluted earnings:

Net income                                       $ 1,277,455           $  (163,317)           $   458,371           $   (64,698)

Shares:
    Weighted common shares outstanding             4,931,374             4,857,084              4,973,747             4,858,958
    Convertible notes                                882,826                  --                  882,826                  --
    Employees stock options                        1,902,110                  --                1,902,110                  --
                                                 -----------           -----------            -----------           -----------

Total weighted shares outstanding                  7,716,310             4,857,084              7,758,683             4,858,958
                                                 -----------           -----------            -----------           -----------

Diluted earnings per common share                $       .17           $      (.03)           $       .06           $      (.01)
                                                 ===========           ===========            ===========           ===========